                                                                     EXHIBIT 3.1

                            CERTIFICATE OF FORMATION
                                       OF
                         RYDEX SPECIALIZED PRODUCTS LLC

     The undersigned, an authorized natural person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of Chapter 18, Title 6 of the Delaware Code (the "Delaware Limited Liability
Company Act") and the acts amendatory thereof and supplemental thereto, hereby certifies that:

     FIRST: The name of the limited liability company is Rydex Specialized
Products LLC (the "Company").

     SECOND: The address, including street, number, city and county, of the registered office of the Company in the State of Delaware is: Corporation Trust
Center, 1209 Orange Street, Wilmington, New Castle County Delaware 19801 and the
name of the registered agent of the Company in the State of Delaware at such address is The Corporation Trust Company.

     THIRD: The name and mailing address of the authorized person (as that term is defined in the Delaware Limited Liability Company Act) is as follows:

          Name                   Mailing
          ----                   -------

          Tim Meyer              Rydex Specialized Products LLC
                                 Attention: Tim Meyer, Business Manager
                                 9601 Blackwell Road, Suite 500
                                 Rockville, MD 20850

     FOURTH: The powers of the authorized person are to terminate upon the filing of this certificate and at such time the Members, as defined in the
Limited Liability Company Agreement of Rydex Specialized Products LLC,
thereafter shall be designated as authorized persons within the meaning of the
Delaware Limited Liability Company Act.

     IN WITNESS WHEREOF, the undersigned, constituting an authorized natural person of Company, has duly executed this Certificate as of the 14th day of
September, 2005.

                                                   /s/ Timothy Meyer
                                                   -----------------
                                                   Name: Timothy Meyer
                                                   Title:  Authorized Person